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                                                                   EXHIBIT 99.1



INDEPENDENT AUDITOR'S REPORT

To the Shareholders of
ValCar Rental Car Sales, Inc.

We have audited the accompanying balance sheets of ValCar Rental Car Sales, Inc. as of December 31, 1995 and 1994, and related statements of operations, changes in stockholders' (deficiency) equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP
Indianapolis, Indiana
April 26, 1996
(October 22, 1996 as to Notes 10, 11 and 12)